Exhibit 4.2

Execution Copy

SECOND AMENDMENT TO NOTE PURCHASE AND PRIVATE SHELF AGREEMENT

This Second Amendment dated as of April 20, 2012 (this “Second Amendment”) to the Note Purchase and Private Shelf Agreement dated as of August 12, 2010 (as amended by the First Amendment thereto dated March 15, 2012, the “Note Agreement”) is between Modine Manufacturing Company, a Wisconsin corporation (the “Company”), Prudential Investment Management, Inc. (“Prudential”) and each holder of the Notes (collectively, the “Noteholders”).

RECITALS:

A. The Company, Prudential and the Noteholders are parties to the Note Agreement pursuant to which the Notes (as defined therein) are outstanding.

B. The Company has requested that Prudential and the Noteholders agree to certain amendments to the Note Agreement as set forth below.

C. Subject to the terms and conditions set forth herein, the Noteholders are willing to amend the Note Agreement in the respects, but only in the respects, set forth in this Second Amendment.

D. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Agreement, as amended hereby, unless herein defined or the context shall otherwise require.

E. All requirements of law have been fully complied with and all other acts and things necessary to make this Second Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Noteholders do hereby agree as follows:

SECTION 1. AMENDMENTS.

Effective as of the Effective Date (as defined in Section 3 hereof), the Company and the Noteholders agree that the Note Agreement is amended as follows:

1.1 Section 10.2 of the Note Agreement is amended by amending and restating clause (h) thereof and adding a new clause (i) to the end thereof to read as follows:

“(h)        Debt of Foreign Subsidiaries, provided that (i) the aggregate outstanding amount of all Debt of all Foreign Subsidiaries (excluding any Debt permitted under any other subsection of this Section 10.2, Swap Contracts, and Banking Services Obligations (as such term is defined in the Credit Agreement as in effect on March 15, 2012)) shall not at any time exceed $100,000,000, and (ii) no Default or Event of Default exists at the time of, or would be caused by, the incurrence of any such Debt.

(i)           Debt, in addition to other Debt permitted pursuant to other subsections of this Section 10.2, in an aggregate amount at any time outstanding not to exceed $15,000,000, if no Default or Event of Default exists at the time of, or would be caused by, the incurrence of any such Debt.”

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

To induce Prudential and the Noteholders to execute and deliver this Second Amendment (which representations shall survive the execution and delivery of this Second Amendment), the Company and each Subsidiary Guarantor represents and warrants to the Noteholders that:

(a)          this Second Amendment has been duly authorized, executed and delivered by it and this Second Amendment constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(b)          the Note Agreement, as amended by this Second Amendment, constitutes the legal, valid and binding obligations, contracts and agreements of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(c)          the execution, delivery and performance by the Company of this Second Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A)(1) violate any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, including without limitation the Credit Agreement, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under, or require any consent or approval under, any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 3(c);

(d)          after giving effect to the amendments to the Note Agreement contained in this Second Amendment and to the amendment to the Credit Agreement described in Section 4(b) below, all the representations and warranties contained in Section 5 of the Note Agreement and in the other Transaction Documents are true and correct in all material respects with the same force and effect as if made by the Company and the Subsidiary Guarantors on and as of the date hereof;

(e)          after giving effect to the amendments to the Note Agreement contained in this Second Amendment and to the amendment to the Credit Agreement described in Section 3(b) below, no Default or Event of Default shall be in existence;

(f)           complete and correct copies of the amendment to the Credit Agreement referred to in Section 3(b) below, and all agreements and documents executed in connection therewith have been delivered to the Noteholders and are attached hereto as Exhibit A, and such amendments and other agreements and documents are being executed simultaneously herewith; and

(g)          neither the Company nor any of its Subsidiaries has paid or agreed to pay, and neither the Company nor any of its Subsidiaries will pay or agree to pay, any fees or other consideration for the amendments described in Section 3(b) below, other than out-of-pocket costs and expenses as set forth in or required pursuant to such and amendments.

SECTION 3. CONDITIONS TO EFFECTIVENESS.

This Second Amendment shall not become effective until, and shall become effective on the date (the “Effective Date”) when, each and every one of the following conditions shall have been satisfied:

(a)           Executed counterparts of this Second Amendment, duly executed by the Company, the Subsidiary Guarantors, Prudential and the Noteholders, shall have been delivered to Prudential and the Noteholders;

(b)          The Noteholders shall have received an amendment to the Credit Agreement and all agreements and documents executed in connection therewith, and such amendment and other agreements and documents shall be executed simultaneously herewith, shall be satisfactory to the Required Holders and shall become effective simultaneously with this Second Amendment;

(c)          The representations and warranties of the Company set forth in Section 2 hereof shall be true and correct on the date of the effectiveness of this Second Amendment; and

(d) All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to the Noteholders, and the Noteholders shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

SECTION 4. EXPENSES.

The Company hereby confirms its obligations under the Note Agreement, whether or not the transactions hereby contemplated are consummated, to pay, promptly after request by any Noteholder, all reasonable out-of-pocket costs and expenses, including attorneys’ fees and expenses, incurred by any Noteholder in connection with this Second Amendment or the transactions contemplated hereby, in enforcing any rights under this Second Amendment, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Second Amendment or the transactions contemplated hereby.  The obligations of the Company under this Section 4 shall survive transfer by any Noteholder of any Note and payment of any Note.

SECTION 5. REAFFIRMATION.

Each Subsidiary Guarantor hereby consents to the terms and conditions of this Second Amendment, including without limitation all covenants, representations and warranties, releases, indemnifications, and all other terms and provisions hereof, and the consummation of the transactions contemplated hereby, and acknowledges that its Guaranty under the Subsidiary Guaranty and its obligations under all other Transaction Documents to which it is a party remain in full force and effect and is hereby ratified and confirmed in all respects.

SECTION 6. MISCELLANEOUS.

6.1 This Second Amendment shall be construed in connection with and as part of the Note Agreement, and except as modified and expressly amended by this Second Amendment, all terms, conditions and covenants contained in the Note Agreement and the Notes are hereby ratified and shall be and remain in full force and effect.  The Company and the Subsidiary Guarantors acknowledge and agree that no holder is under any duty or obligation of any kind or nature whatsoever to grant the Company any additional amendments or waivers of any type, whether or not under similar circumstances, and no course of dealing or course of performance shall be deemed to have occurred as a result of the amendments herein.

6.2 Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Second Amendment may refer to the Note Agreement without making specific reference to this Second Amendment but nevertheless all such references shall include this Second Amendment unless the context otherwise requires.

6.3 The descriptive headings of the various Sections or parts of this Second Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

6.4 This Second Amendment shall be governed by and construed in accordance with New York law.

6.5 The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Second Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

* * * * *

MODINE MANUFACTURING COMPANY

By:	/s/ Michael B. Lucareli
Name:	Michael B. Lucareli
Title:	Vice President, Finance and Chief Financial Officer

MODINE, INC.

By:	/s/ William K. Langan
Name:	William K. Langan
Title:	President

MODINE LLC
By: Modine, Inc., its sole member

By:	/s/ William K. Langan
Name:	William K. Langan
Title:	President

[Signature Page - Second Amendment to Note Purchase and Private Shelf Agreement]

ACCEPTED AND AGREED TO:
PRUDENTIAL INVESTMENT MANAGEMENT, INC.

By:	/Prudential Investment Management, Inc./
Vice President

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA

By:	/The Prudential Insurance Company of America/
Title:	Vice President

PRUDENTIAL RETIREMENT INSURANCE
AND ANNUITY COMPANY

By:	Prudential Investment Management, Inc.,
as investment manager

By:	/Prudential Retirement Insurance and Annuity Company/
Title:	Vice President

[Signature Page - Second Amendment to Note Purchase and Private Shelf Agreement]

EXHIBIT A

AMENDMENT TO CREDIT AGREEMENT

(see attached)

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April __, 2012 (this "Amendment"), is among Modine Manufacturing Company, a Wisconsin corporation, any Foreign Subsidiary Borrowers, the Lenders party hereto and JPMorgan Chase Bank, N.A., a national banking association, as Swing Line Lender, as LC Issuer and as Agent.

RECITAL

The Borrower, the Lenders party thereto and the Agent are parties to an Amended and Restated Credit Agreement dated as of August 12, 2010 (as amended or modified from time to time, the "Credit Agreement").  The Borrower desires to amend the Credit Agreement and the Agent and the Lenders are willing to do so in accordance with the terms hereof.

TERMS

In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:

ARTICLE 1.
AMENDMENTS

The Credit Agreement shall be amended as follows:

1.1           Section 6.16 of the Credit Agreement is amended by adding the following new paragraph to the end thereof:

            (h)           Indebtedness, in addition to other Indebtedness permitted pursuant to other subsections of this Section 6.16, in an aggregate amount at any time outstanding not to exceed $15,000,000, if no Default or Unmatured Default exists at the time of, or would be caused by, the incurrence of any such Indebtedness.

ARTICLE 2.
REPRESENTATIONS

The Borrower represents and warrants to the Agent and the Lenders that:

2.1           The execution, delivery and performance of this Amendment are within its powers, have been duly authorized by the Borrower and are not in contravention of any requirement of law.  This Amendment is the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with the terms thereof, except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

2.2           After giving effect to the amendments herein contained, the representations and warranties contained in the Credit Agreement and the representations and warranties contained in the other Loan Documents are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date, and no Default or Unmatured Default exists or has occurred and is continuing on the date hereof.

2.3           A complete and correct copy of the amendment to the Senior Note Purchase Agreement is attached hereto as Schedule 2.3, and such amendment is being executed simultaneously herewith and will be effective on the date hereof.

ARTICLE 3.
CONDITIONS PRECEDENT

This Amendment shall be effective as of the date hereof when each of the following has been satisfied:

3.1           This Amendment shall be signed by the Borrower, the Agent and the Required Lenders.

3.2           The Lenders shall have received an amendment to the Senior Note Purchase Agreement, and such amendment shall be executed simultaneously herewith, shall be satisfactory to the Agent and shall automatically become effective simultaneously with this Amendment.

ARTICLE 4.
MISCELLANEOUS.

4.1           References in the Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time.  This Agreement is a Loan Document.  Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

4.2           Except as expressly amended hereby, each of the Borrower and each Guarantor agrees that the Loan Documents are ratified and confirmed and shall remain in full force and effect and that it has no set off, counterclaim, defense or other claim or dispute with respect to any of the foregoing.

4.3           This Agreement may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument and signatures sent by facsimile or other electronic imaging shall be enforceable as originals.

IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed, delivered and effective as of the date first above written.

MODINE MANUFACTURING COMPANY

By:

Title:

JPMORGAN CHASE BANK, N.A., as the Agent, as the Swing Line Lender, as the LC Issuer and as a Lender

By:

Title:

U.S. BANK, N.A., as a Syndication Agent and as a Lender

By:

Title:

WELLS FARGO BANK, N.A., as a Syndication Agent and as a Lender

By:

Title:

BMO HARRIS BANK N.A., formerly known as M&I Marshall & Ilsley Bank, as a Documentation Agent and as a Lender

By:

Title:

ASSOCIATED BANK, N.A.

By:

Title:

COMERICA BANK

By:

Title:

CONSENT AND AGREEMENT

As of the date and year first above written, each of the undersigned hereby fully consents to the terms and provisions of the above Amendment and the consummation of the transactions contemplated thereby, and acknowledges and agrees to all terms and provisions of the above Amendment applicable to it, including without limitation all covenants, representations and warranties, releases, indemnifications, and all other terms and provisions.

MODINE, INC.

By:

Its:

MODINE LLC

By:

Its: